SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) August 31, 2000

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
               (Exact Name of Registrant as Specified in Charter)


Delaware                                1-11154                  13-3663331
(State of                           (Commission File           (IRS Employer
Incorporation)                          Number)             Identification No.)


6000 North Loop 1604 West                                       78249-1112
(Address of Principal Executive                                  (Zip Code)
Offices)

                                 (210) 592-2000
                                 (Registrant's Telephone Number,
                                 Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

         On August 31, 2000 Ultramar Inc., a wholly owned subsidiary of the registrant, completed the acquisition of a 168,000 barrel per day throughput capacity refinery located in Contra Costa County in the San Francisco Bay area. The Avon Refinery was purchased from Tosco Corporation for $650,000,000, with provisions for additional contingency payments of up to $150,000,000 over an eight-year period based on a formula calculating the extent to which average annual West Coast refinery margins exceed historical averages. Ultramar Inc. also paid approximately $151,000,000 for petroleum products and crude oil and other feedstock inventories purchased along with the plant and equipment. The registrant plans to continue to operate the Avon Refinery in conjunction with approximately 413 company-branded retail outlets that are located primarily in Northern California and its Wilmington, California refinery located in the Los Angeles area near the Port of Long Beach. The purchase was funded by a combination of (i) the proceeds of a $350,000,000 bridge loan facility into which the registrant entered with a group of banks led by The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, (ii) $250,000,000 of proceeds from the sale of credit card and wholesale receivables under a pre-existing receivables securitization facility, and (iii) $201,000,000 from cash on hand and borrowings in the commercial paper market.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              It is impracticable to provide the financial statements of the business acquired at the time of this filing. The registrant will file the required financial statements as soon as practicable, but in any event on or prior to November 14, 2000.

         (b)  Pro Forma Financial Information.

              It is impracticable to provide the pro forma financial information pertaining to the business acquired at the time of this filing. The registrant will file the required pro forma financial information as soon as practicable, but in any event on or prior to November 14, 2000.

         (c)  Exhibits.

         2.1  Asset Purchase and Sale Agreement.

         2.2  Amendment No. 1 to Asset Purchase and Sale Agreement

         2.3 List of schedules and exhibits to Asset Purchase and Sale Agreement omitted from this filing. Registrant hereby undertakes, pursuant to Regulation S-K Item 601(2), to furnish any such schedules and exhibits to the commission supplementally upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Ultramar Diamond Shamrock Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ULTRAMAR DIAMOND SHAMROCK CORPORATION

                                  By: /s/ Todd Walker
                                          Todd Walker
                                          Assistant Secretary

Date:  September 14, 2000